Exhibit 99.1

FedEx Enters Consultations on Workforce Reductions in Europe

MEMPHIS, Tenn., June 12, 2024 — FedEx Corp. (NYSE: FDX) today announced proposals to streamline its workforce in Europe as part of ongoing measures to reduce structural costs. The European proposals aim to reduce headcount across FedEx back-office and commercial teams by 1,700 to 2,000, subject to local law and consultation processes.

The changes in Europe will include removing positions and consolidating teams in the affected back-office and commercial functions. Certain activities performed across the region will also be consolidated to be located in select shared activity centers that are in countries that are best aligned with our needs and the existing FedEx real estate footprint.

These changes do not affect FedEx customers and the service they can expect.

“FedEx is transforming to best match changing market dynamics and meet the needs of our customers,” said Richard W. Smith, chief operating officer, International and chief executive officer, Airline, Federal Express Corp. “Alongside the work we’ve done to optimize our networks, we’re taking necessary actions to streamline many of our functions to reduce structural costs while continuing to deliver outstanding service to our customers. We do not take these decisions lightly, but they are essential to putting FedEx on the right path for the future.”

In line with European and local labor laws, the consultation process will be conducted at the country level with differing timelines across the region. Team members will be updated on any effects as the consultation process permits.

“These are difficult changes for any business, and we have in the front of our minds our affected team members and their families,” said Karen Reddington, president of FedEx Europe. “In line with our culture, we will conduct this process with the maximum support for those affected and in close consultation with our social partners.”

About FedEx Corp.

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040.

Forward-Looking Statements

Certain statements in this press release, such as statements relating to FedEx’s and Federal Express Corporation’s (“FEC”) views with respect to future events and financial performance and underlying assumptions, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expected,” “anticipated,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of FEC to receive works council approvals, the disruption of ongoing business, the ability of FEC to achieve the expected benefits from the workforce reduction, and other factors which can be found in FedEx’s and FEC’s press releases and FedEx’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx and FEC do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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